SECOND EXTENSION OF MATURITY DATE
TO
APRIL 21, 2008 GUARANTY AGREEMENT AND LINE OF CREDIT

April 10, 2012

American Wagering, Inc. and Subsidiaries
John Salerno
675 Grier Drive
Las Vegas, Nevada 89119

Re:  Second Extension the maturity date of the April 21, 2008 Guaranty Agreement and Line of Credit

Dear John:

Victor Salerno ("Salerno") approves a second extension of the maturity date for the line of credit (the "Line of Credit") he originally provided to American Wagering, Inc. and its subsidiaries (the "Borrower") through the April 21, 2008 Guaranty Agreement and Line of Credit Agreement, as it was amended by that certain Change Of Terms To Line Of Credit dated April 21, 2010 (“2010 First Extension”) on the terms and conditions set forth below.  All capitalized terms not defined have the definition prescribed to them in the 2010 First Extension.

Borrower: American Wagering, Inc. and subsidiaries

Amount: $1,000,000

Interest: At a rate per annum which at all times shall equal ten percent (10%) simple interest per annum.

Interest will be calculated on the basis of a 360-day year for the actual number of days elapsed. Interest on Advances will be payable in arrears on the last day of each month.

Borrower acknowledges that Salerno has Advanced the full Line of Credit and is currently paying Salerno interest-only payments.

Maturity: The principal balance of Line of Credit will be due and payable, including any outstanding interest, on the earlier date of August 1, 2012 or the closing of the merger agreement and plan of merger between Borrower and William Hill Holding, Limited.

All other terms and conditions in that April 21, 2010 First Extension shall remain in full force and effect.

If the above terms and conditions are satisfactory, please so indicate on the enclosed copy hereof whereupon this letter will then constitute an Agreement between the Borrower and Salerno.

BORROWER

By: /s/ John Salerno_______
John Salerno
Title: Secretary
Agreed and Accepted on April 10, 2012

SALERNO

By: /s/ Victor Salerno_______
Victor Salerno
Agreed and Accepted on April 10, 2012